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                                                                    Exhibit 10.5

                            THE LUBRIZOL CORPORATION
                           2005 OFFICERS' SUPPLEMENTAL
                                 RETIREMENT PLAN
                                  (As Amended)

     The Lubrizol Corporation hereby establishes, effective as of January 1, 2005, The Lubrizol Corporation 2005 Officers' Supplemental Retirement Plan (the "Plan") for the purpose of providing deferred compensation benefits to a select group of management or highly compensated employees.

     Section 1. Definitions. For the purposes hereof, the following words and phrases shall have the meanings indicated, unless a different meaning is plainly required by the context:

          (a) Beneficiary. The term "Beneficiary" shall mean a person who is designated by a Participant to receive benefits payable upon his death pursuant to the provisions of Section 6.

          (b) Code. The term "Code" shall mean the Internal Revenue Code as amended from time to time. Reference to a section of the Code shall include such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

          (c) Company. The term "Company" shall mean The Lubrizol Corporation, an Ohio corporation, its corporate successors and the surviving corporation resulting from any merger of The Lubrizol Corporation with any other corporation or corporations.

          (d) Credited Service. The term "Credited Service" shall mean a Participant's years of service with the Company equal to the number of full and fractional years of service (to the nearest twelfth of a year) beginning on the date the Participant first performed an hour of service for the Company and ending on the date he is no longer employed by the Company.

          (e) Final Average Pay. The term "Final Average Pay" shall mean the aggregated amount of Basic Compensation (as that term is defined in the Lubrizol Pension Plan modified to add cash (but not shares), if any, which the Participant has elected to defer under The Lubrizol Corporation 2005 Deferred Compensation Plan for Officers or under The Lubrizol Corporation 2005 Executive Council Deferred Compensation Plan or, effective January 1, 2006, under The Lubrizol Corporation Senior Deferred Compensation Plan, received by the Participant during the three consecutive calendar years during which such Participant received the greatest aggregate amount of Basic Compensation, as defined above, within the most recent ten years of employment, divided by 36.

          (f) Lubrizol Pension Plan. The term "Lubrizol Pension Plan" shall mean The Lubrizol Corporation Pension Plan as the same shall be in effect on the date of a Participant's retirement, death, or other termination of employment.

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          (g) Normal Retirement Date. The term "Normal Retirement Date" shall mean the first day of the month following the date on which a Participant attains age sixty-five (65).

          (h) Participant. The term "Participant" shall mean the Chief Executive Officer, the Chief Operating Officer and any other officer of the Company who is designated by the Board of Directors of the Company and the Chief Executive Officer to participate in the Plan, and who has not waived participation in the Plan.

          (i) Plan. The term "Plan" shall mean a deferred compensation plan set forth herein, together with all amendments hereto, which Plan shall be called "The Lubrizol Corporation 2005 Officers' Supplemental Retirement Plan."

          (j) Change in Control. The term "Change in Control" shall mean the occurrence of any of the following events:

               (i) The Company is merged, consolidated or reorganized into or with another corporation or other legal person, and immediately after such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holder of the Voting Stock (as that term is hereafter defined) of the Company immediately prior to such transaction;

               (ii) The Company sells all or substantially all of its assets to any other corporation or other legal person, and less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale are held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale;

               (iii) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934 ("Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 20 percent or more of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the Company ("Voting Stock");

               (iv) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change of control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

               (v) If during any period of two consecutive years, individuals who at the beginning of the such period constitute the Directors of the Company cease for any reason to constitute at least a majority thereof, provided, however, that for purposes of this clause (v), each Director who is first elected, or first


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          nominated by a vote of at least two thirds of the Directors of the
          Company (or a committee thereof) then still in office who were Directors of the Company at the beginning of any such period will be deemed to have been a Director of the Company at the beginning of such period.

     Notwithstanding the foregoing provisions of Section 1(j)(iii) or 1(j)(iv) hereof, unless otherwise determined in a specific case by majority vote of the Board of Directors of the Company, a "Change in Control" shall not be deemed to have occurred for purposes of this Trust Agreement solely because
     (i) the Company, (ii) an entity in which the Company directly or indirectly beneficially owns 50 percent or more of the voting securities, or (iii) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D,
     Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 20 percent or otherwise, or because the Company reports that a change in control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership.

     Section 2. Vesting. A Participant who is the Chief Executive Officer, Chief Operating Officer or President of the Company shall be 100 percent vested in his accrued supplemental retirement benefit hereunder. All other Participants shall become 100 percent vested in his accrued supplemental retirement benefit upon the earliest of the following events: his reaching age 60; his death; his becoming disabled and receiving benefits pursuant to the Company's long-term disability plan; or a Change of Control.

     Section 3. Normal Retirement Benefit. Each Participant who separates from service with the Company on or after his Normal Retirement Date shall receive, subject to the provisions of Sections 6 and 7, a monthly supplemental retirement benefit which shall be equal to two percent (2%) of his Final Average Pay multiplied by his Credited Service (up to 30 years) offset by the following amounts:

          (a) Benefits payable to the Participant under the Lubrizol Pension
     Plan;

          (b) Benefits payable to the Participant under The Lubrizol Corporation Employees' Profit Sharing and Savings Plan, excluding benefits attributable to Matching Contributions, CODA Contributions, Supplemental Contributions, Rollover Contributions or Transferred Contributions, as defined thereunder;

          (c) Benefits payable to the Participant under The Lubrizol Corporation 2005 Excess Defined Contribution Plan;

          (e) Benefits payable to the Participant under The Lubrizol Corporation 2005 Excess Defined Benefit Plan;

          (f) The Participant's Social Security benefits;


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          (g) Any other employer-provided benefits not specifically excluded herein which are payable to the Participant pursuant to any qualified or nonqualified retirement plan maintained by the Company.

     Such offsets shall be determined using the actuarial factors provided in the Lubrizol Pension Plan.

     Section 4. Early Retirement Eligibility and Determination of Benefit. Each Participant who separates from service with the Company at or after age 55, but prior to his Normal Retirement Date, shall receive a percentage of his vested supplemental retirement benefit determined under Section 3, in accordance with the early retirement schedule provided in the Lubrizol Pension Plan the form specified under Section 6.

     Section 5. Separation from Service. If a Participant separates from service prior to age 55, he shall receive the actuarial equivalent of his vested supplemental retirement benefit determined under Section 3 in a single lump-sum payment payable six months after the separation from service; such actuarial equivalent of which shall be calculated using the same actuarial factors and interest rates used in the Lubrizol Pension Plan as in effect on the date the Participant separates from service accordance with this Section 5.

     Section 6. Payment to Participant.

          (a) Each Participant who separates from service on or after age 55 with the Company and its related corporations shall receive payment of his supplemental pension benefit in the standard form of payment of a single lump-sum payment payable the later of six months following the separation from service or 30 days following the calendar year in which Participant separated from service.

          (b) At least 12 months prior to the distribution date specified in paragraph (a) Participants may instead elect to receive the actuarial equivalent of the benefit determined under Section 3 on the date of separation from service, and payable commencing five years after the distribution date specified in paragraph (a) above in accordance with any one of the following options:

               (i) Payments will be made to the Participant for his lifetime with the continuance to his Beneficiary of such amount after his death for the remainder, if any, of the 120-month term that commenced with the date as of which the first payment of such monthly benefit is made, and with any such monthly benefits remaining unpaid upon the death of the survivor of the Participant and his Beneficiary to be made to the estate of such survivor.

               (ii) A reduced monthly retirement benefit payable to such Participant for his lifetime with the continuance of a monthly benefit equal to fifty percent (50%) of such reduced amount after his death to the Participant's Beneficiary during the lifetime of the Beneficiary, provided that such Beneficiary is living at the time of such Participant's separation from service and survives such Participant.

               (iii) A reduced monthly retirement benefit payable to such Participant during his lifetime with the continuance of a monthly benefit equal to one


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          hundred percent (100%) of such reduced amount after his death to the
          Participant's Beneficiary during the lifetime of the Beneficiary, provided such Beneficiary is living at the time of such Participant's separation from service and survives such Participant.

               (iv) Annual installments of up to ten payments.

               (v) A single lump-sum payment.

     The forms of payment described shall be calculated using the same actuarial factors and interest rates used under The Lubrizol Corporation Pension Plan (or its successor) as in effect on the date of separation from service.

     Section 7. Payment in the Event of Death Prior to Commencement of Distribution. If a Participant dies prior to commencement of benefits under the Plan, his surviving spouse, if any, shall be eligible for a survivor benefit which is equal to one-half of the reduced monthly benefit the Participant would have received under the Plan if the Participant was 100 percent vested in his accrued supplemental retirement benefit, had terminated employment on the day before his death and had elected to receive his benefit hereunder in the form of a 50 percent joint and survivor annuity. In making the determinations and reductions required in this Section 7, the Company shall apply the assumptions then in use under the Lubrizol Pension Plan. For purposes hereof, a surviving spouse shall only be eligible for a benefit under this Section 7, if such spouse had been married to the deceased Participant for at least one year as of the date of the Participant's death.

     Section 8. Actuarial Factors. All actuarial assumptions and factors used in this Plan shall be the same as those used in the Lubrizol Pension Plan.

     Section 9. Funding. The obligation of the Company to pay benefits provided hereunder shall be unfunded and unsecured and such benefits shall be paid by the Company out of its general funds. In order to provide a source of payment for its obligations under the Plan, the Company may cause a trust fund to be maintained and/or arrange for insurance contracts. Subject to the provisions of the trust agreement governing any such trust fund or the insurance contract, the obligation of the Company under the Plan to provide a Participant with a benefit shall nonetheless constitute the unsecured promise of the Company to make payments as provided herein, and no person shall have any interest in, or a lien or prior claim upon, any property of the Company.

     Section 10. Plan Administrator. The Company shall be the plan administrator of the Plan. The plan administrator shall perform all ministerial functions with respect to the Plan. Further, the plan administrator shall have full power and authority to interpret and construe the Plan and shall determine all questions arising in the administration, interpretation, and application of the Plan. Any such determination shall be conclusive and binding on all persons. The plan administrator shall employ such advisors or agents as it may deem necessary or advisable to assist it in carrying out its duties hereunder.

     Section 11. Not a Contract of Continuing Employment. Nothing herein contained shall be construed as a commitment or agreement on the part of the Participant to continue his employment with the Company, and nothing herein contained shall be construed as a commitment or agreement on the part of the Company to continue the employment or the annual


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rate of compensation of the Participant for any period, and the Participant shall remain subject to discharge to the same extent as if this Plan had never been put into effect.

     Section 12. Right of Amendment and Termination. The Company reserves the right to amend or terminate the Plan in whole or in part at any time and to suspend operation of the Plan, in whole or in part, at any time, by resolution or written action of its Board of Directors or by action of a committee to which such authority has been delegated by the Board of Directors; provided, however, that no amendment shall result in the forfeiture or reduction of the interest of any Participant or person claiming under or through any one or more of them pursuant to the Plan. Any amendment of the Plan shall be in writing and signed by authorized individuals.

     Section 13. Termination and Distribution of Accrued Benefits. The Plan may be terminated at any time by the Company, and in that event the amount of the accrued benefits as of the date of such termination shall remain an obligation of the Company and shall be payable as if the Plan had not been terminated.

     Section 14. Construction. Where necessary or appropriate to the meaning hereof, the singular shall be deemed to include the plural, the plural to include the singular, the masculine to include the feminine, and the feminine to include the masculine.

     Section 15. Severability. In the event any provision of the Plan is deemed invalid, such provision shall be deemed to be severed from the Plan, and the remainder of the Plan shall continue to be in full force and effect.

     Section 16. Governing Law. Except as otherwise provided, the provisions of the Plan shall be construed and enforced in accordance with the laws of the State of Ohio.

Executed at Wickliffe, Ohio, this ______ day of ________________, 2005.

                                        THE LUBRIZOL CORPORATION


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